EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Form S-3 (No. 333-128458) and the related Prospectuses regarding BRT Realty Trust’s Shelf Registration Statement,

(2)                                  Form S-3 (No. 333-118915) regarding BRT Realty Trust’s Dividend Reinvestment and Share Purchase Plan,

(3)                                  Form S-3 (No. 333-160569) and the related Prospectuses regarding BRT Realty Trust’s Shelf Registration Statement,

(4)                                  Form S-8 (No. 333-101681) regarding BRT Realty Trust’s 1996 Stock Option Plan,

(5)                                  Form S-8 (No. 333-104461) regarding BRT Realty Trust’s 2003 Incentive Plan, and

(6)                                  Form S-8 (No. 333-159903) regarding BRT Realty Trust’s 2009 Incentive Plan;

of our report dated December 13, 2010, relating to our audits of the consolidated financial statements at September 30, 2010 and for the years ended September 30, 2010 and 2009 of BRT Realty Trust and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2011.

/s/ Ernst & Young LLP

New York, New York
December 12, 2011